Exhibit 3

                                  SPECIMAN

Auction Rate Municipal                                     SHARES
Preferred Stock, Series R7                                 1,030

              THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

INCORPORATED UNDER THE LAWS                                   SEE REVERSE FOR
  OF THE STATE OF MARYLAND                                  CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE                             CUSIP 09247K 40 6
     IN NEW YORK, NY

THIS CERTIFIES THAT

                                 CEDE & CO.

IS THE OWNER OF One Thousand Thirty (1,030)

      FULL PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES R7, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

              THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      In Witness Whereof, THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC., has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officers.

Dated: November 23, 1992

Countersigned and Registered:                         /s/ [ILLEGIBLE]
      BANKERS TRUST COMPANY                ------------------------------------
           (New York) Transfer Agent                     President

By                                                    /s/ [ILLEGIBLE]
                                           ------------------------------------
                                                          Treasurer
Authorized Signature

         /s/ [ILLEGIBLE]
------------------------------------


THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TRUST'S DECLARATION OF TRUST, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE TRUST WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE TRUST.

             THE BLACKROCK FLORIDA INSURED MUNICIPAL 2008 TERM TRUST

            A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of shares of beneficial interest which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series, will be furnished by the Trust to any shareholder, without charge, upon request to the Secretary of the Trust at its principal office.

            No shareholder of the Trust shall be subject to any personal liability whatsoever to any person in connection with trust property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any person, other than the Trust or its shareholders, in connection with Trust property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each shareholder harmless from and against all claims and liabilities to which such shareholder may become subject by reason of his being or having been a shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT--_____Custodian______
TEN ENT--as tenants by the entireties                      (Cust)       (Minor)

 JT TEN--as joint tenants with rights                      under Uniform Gifts
         of survivorship and not as                        to Minors Act ______
         tenants in common                                              (State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee

 _____________________________
/_____________________________/

_______________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

_______________________________________________________________________________
_______________________________________________________________________________
________________________________________________________________________ shares of the capital shares of beneficial interest represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares of beneficial interest on the books of the within named Trust with full power of substitution in the premises.

Dated ______________

           NOTICE: ____________________________________________________________
                   The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or englargement or any change whatever.